Exhibit 13.2
Certification of the Principal Financial Officer of
Videotron Ltd.
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Videotron Ltd. (the “Company”) on Form 20-F/A for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yvan Gingras, Executive Vice President, Finance and Operations, and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 22, 2007

/s/ Yvan Gingras
Name: Yvan Gingras Title: Executive Vice President, Finance and
Operations, and Chief Financial Officer
     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.